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                                                               Exhibit 99.1(iii)

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                                  [CHASE Logo]

                               OFFICER CERTIFICATE

            Annual Statement as to Compliance for Calendar Year 1999

                  Commercial Mortgage Pass Through Certificates
              Series 1997-1 of Chase Commercial Mortgage Securities
                              Corp. (the "Company")

        Reference is hereby made to that certain Pooling and Servicing Agreement dated as of June 1, 1997 by and among Chase Commercial Mortgage Securities Corporation As Depositor, The Chase Manhattan Bank, as Servicer, AMRESCO, Inc. as Special Servicer, LaSalle National Bank, as Trustee, with respect to Commercial Mortgage Pass-Through Certificates, Series 1997-1 (the "Agreement'). Capitalized terms used herein not otherwise defined shall the meanings assigned in the Agreement.

   1. A review of the activities of Chase Commercial Mortgage Bank (a unit of The Chase Manhattan Bank), as Servicer under the Pooling and Servicing Agreement, during the preceding year, and its performance under the Pooling Agreement, has been made under this officer's supervision; and

   2. To the best of this officer's knowledge, we have maintained an effective internal control system relating to our servicing of the Mortgaged Loans and have fulfilled our obligations throughout such year.

   3. The Servicer has received no notification regarding qualification, or challenging the status, of the Trust Fund as a REMIC from the IRS or any other governmental agency.

   4. Terms not separately defined herein have the meanings specified in the Pooling Agreement.


   IN WITNESS WHEREOF, the undersigned have executed this Certificate as of the 23 day of March, 2000



                                                /s/ Janice Smith
                                          -------------------------------
                                          Janice M. Smith, Vice President
                                          Chase Commercial Mortgage Bank



                     380 Madison Avenue, New York, NY 10017

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                     CHASE COMMERCIAL MORTGAGE BANKING CORP.
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                              [A M R E S C O Logo]


March 14, 2000

VIA CERTIFIED MAIL
RETURN RECEIPT REQUESTED

LaSalle National Bank
135 South LaSalle Street Suite 1740
Chicago, Illinois 60674-4107
Attention:   Asset Backed Securities Trust Services - Chase Commercial
             Mortgage Securities Corp., Series 1997-1

Ladies & Gentlemen:

Reference is made to the Pooling and Servicing Agreement dated as of June 1, 1997, among Chase Commercial Mortgage Securities Corporation, as Depositor, The Chase Manhattan Bank, as Servicer, Midland Loan Services, L.P. ("MDS") as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent, entered into in connection with Commercial Mortgage Pass-Through Certificates Series 1997-1 (the "PSA"). Effective August 1, 1998, AMRESCO Management, Inc. ("AMI") assumed all of its rights, duties and obligations as Special Servicer under the PSA.

As Vice President of AMI, I have delegated to specified officers ("Officers") the responsibility for reviewing and monitoring the activities of AMI, and of our performance under the PSA.

Accordingly, pursuant to Section 3.13 of the PSA and in accordance with certifications made to me by each of the Officers, AMI certifies the following:

(1) A review of the activities of AMI for the period from January 1, 1999 to December 31, 1999 and of its performance under this PSA has been made under the supervision of the Officers, who have in turn been under my supervision;

(2) To the best of my knowledge and the Officers' knowledge, based on such review, AMI has fulfilled its obligations as Special Servicer in all material respects under the PSA throughout the period from January 1, 1999 to December 31, 1999;

(3) No sub-servicers, other than affiliates of AMI, were used by AMRESCO with respect to its duties under the PSA during the period from January 1, 1999 to December 31, 1999; and

                                  AMRESCO INC.
                 700 North Pearl Street o Suite 2400 o LB 342 o
                      Dallas Texas 75201-7424 214-953.7700
                             http://www amresco.com


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LaSalle National Bank
March 14, 2000
Page 2


(4) To the best of my knowledge and the Officers' knowledge, AMI has not received any notice regarding the qualification, or challenging the status of either the Lower-Tier REMIC or the Upper-Tier REMIC, as a REMIC from the Internal Revenue Service or any other governmental agency or body.

Please refer to the enclosed independent accountants' report dated February 28, 2000, delivered pursuant to Section 3.14 of the PSA, which discusses the results of their review of our activities under this PSA and which is incorporated herein by reference.

Very truly yours,

/s/ Michael Carp
-----------------

Michael Carp
Vice President

AMRESCO Management, Inc.

Enclosures

cc:   Chase Commercial Mortgage Securities Corp.
      380 Madison Avenue
      New York, New York 10017
      Attn:  Jacqueline R. Slater, President

      Chase Commercial Mortgage Securities Corp.
      380 Madison Avenue
      New York, New York 10017
      Attn: Jeanne M. Mininall, Esq.

      The Chase Manhattan Bank
      450 West 33rd Street, 1 5th Floor
      New York, New York 10001
      Attn:  Structured Finance Services (MBS)

      Duff & Phelps Credit Rating Co.
      55 E. Monroe Street, 35th Floor
      Chicago, IL 60603
      Attention: Structured Finance - Commercial Real Estate Monitoring

      Standard & Poor's Rating Service
      26 Broadway
      New York, NY 10004
      Attention: Commercial Mortgage Surveillance